Exhibit 99

Press Release	Source: China Public Security Technology, Inc.

China Public Security Technology, Inc. Completes Acquisition of Information Security Development Technology (Shenzhen) Company Ltd.

Friday November 9, 7:00 am ET

SHENZHEN CITY, China, Nov. 9 /Xinhua-PRNewswire-FirstCall/ -- China Public Security Technology, Inc. (OTC Bulletin Board: CPBY "China Public Security" or the "Company"), a leading provider of public security information technology and Geographic Information Systems ("GIS") software services, today announced the acquisition of Fortune Fame International Investment Ltd. ("Fortune Fame"), a Hong Kong company, and its wholly-owned Chinese subsidiary, Information Security Development Technology (Shenzhen) Company Ltd. ("Information Security"), by China Public Security's wholly-owned subsidiary, China Public Security Holdings Limited ("CPSH"), for a total purchase price of approximately $14.2 million, RMB53 million (approximately $7.1 million) of which was paid in cash at the closing, and $7.07 million of which is payable in 883,333 shares of the Company's common stock, valued at $8.00 per share, within 90 days of the closing.

The equity portion of the purchase price deliverable under the acquisition agreement is subject to Information Security's achieving certain net income performance targets of $2 million in 2008 and $2.6 million in 2009.

Information Security provides a leading Certification Authority, or CA, application platform and e-Government solution technology, and is an exclusive CA application provider for the Shenzhen municipality in the PRC. The CA certification allows Shenzhen Information Security to issue digital certificates which contain a public key and the identity of the owner. The CA also attests that the public key contained in the certificate belongs to the person, organization, server or other entity noted in the certificate. CAs are currently used in China's e-Government industry and can be successfully integrated with our platform and solutions, to enhance our customer applications.

Mr. Jiang Huai Lin, Chief Executive Officer of China Public Security commented, "The addition of Information Security to our diversified platform further establishes our Company as a leading provider of public security information technology and Geographic Information Systems ("GIS") integrated solutions in China. This acquisition is expected to be accretive to our business beginning 2008, and we look forward to leveraging Information Security's operating performance."

About China Public Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Public Security is focused on the development and implementation of large scale, high-tech public security and Geographic Information System ("GIS") related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform services, software sales and maintenance. Through its exclusive contractual arrangement with Shenzhen iASPEC Software Engineering Company Limited (iASPEC), China Public Security has the licenses to 16 registered and copyrighted software applications in China, and acts as iASPEC's exclusive subcontractor to all its customers. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Public Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to achieve its commercial objectives, the business strategy, plans and objectives of the Company and its subsidiaries and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Mr. Michael Lin
Vice President, Investor Relations
China Public Security Technology, Inc.
Tel: +1-949-743-0868
Email: mlin@chinacpby.com

Investor Relations Contact:
Mr. Crocker Coulson
President
CCG Elite Investor Relations
Tel: +1-646-213-1915 (NY office)
Email: crocker.coulson@ccgir.com